[LOGO OMITTED]
                                   WARRANTECH
                             Protecting Your Future


For Immediate Release
---------------------


Contacts:       Rick Gavino                        Virginia Stuart
                Chief Financial Officer            VP-Investor Relations
                Warrantech Corporation             Michael A. Burns & Associates
                817-785-1366                       214-521-8596
                richard_gavino@warrantech.com      vstuart@mbapr.com


              WARRANTECH REPORTS SECOND QUARTER FISCAL 2005 RESULTS


BEDFORD, Texas - Nov. 17, 2004 - Warrantech Corporation (OTC: WTEC), a leading independent provider of service contracts and after-market warranties, today announced that it has filed its Form 10-Q for the second quarter ended Sept. 30, 2004 of fiscal year 2005.

         For the first six months of fiscal 2005, the company reported a net loss of ($2.4) million or ($0.15) per diluted share compared to net income of $53,151 or $0.00 per diluted share for the comparable six month period in fiscal 2004.

         "Focus brings growth," said Joel San Antonio, Warrantech chairman and chief executive officer. "Between complex accounting requirements and a tough operating

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

Warrantech Corporation                                             Nov. 17, 2004
Second Quarter 2005 Financial Results


environment, the past few years have been challenging for Warrantech. Nevertheless, we have survived the worst and with that behind us we have a committed management team that is working hard to improve existing programs, while developing new ones. We believe that with most of our distractions behind us, our dedication and determination will reap positive rewards for shareholders and customers alike."

Gross Revenues
--------------

         Gross revenues for the second quarter of fiscal 2005 ended Sept. 30, 2004, were $23.6 million, down $17.8 million or 43 percent compared to $41.4 million in the second quarter of fiscal 2004. Gross revenues in the Consumer Products segment rose 6 percent due to increased sales by several major customers and new business during the second quarter 2005 to $10.0 million, up $0.5 million from $9.5 million in the comparable 2004 quarter. The International segment reported gross revenues of $1.9 million during the second quarter fiscal 2005, down 29 percent or $0.8 million from $2.6 million in the same quarter the previous year resulting from the discontinuance of auto warranty sales in Puerto Rico. The Automotive segment had gross revenues of $12.0 million during the second quarter fiscal 2005, down $17.7 million or 60 percent from $29.7 million in the same quarter in fiscal 2004 due to the downturn in sales of new cars and a reduction in volume arising from premium rate increases.

         Gross revenues for the first six months of fiscal 2005 ended Sept. 30, 2004, were $56.6 million, down 30 percent or $24.0 million compared to $80.6 million in the same period in fiscal 2004. Gross revenues in the Consumer Products segment rose 4

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

Warrantech Corporation                                             Nov. 17, 2004
Second Quarter 2005 Financial Results


percent during the first six months of fiscal 2005 to $19.4 million, up $0.8 million from $18.6 million in the comparable 2004 period due to increased sales by several major customers and new business. The International segment reported gross revenues of $3.9 million during the first six months of fiscal 2005, down 12 percent or $0.5 million from $4.5 million in the same period the previous year resulting from the discontinuance of auto warranty sales in Puerto Rico. The Automotive segment had gross revenues of $33.8 million during the first six months of fiscal 2005, down $24.2 million or 42 percent from $58.0 million in the same period in fiscal 2004 due to the downturn in sales of new cars and a reduction in volume arising from premium rate increases..

Gross Profit
------------

         Gross profit for the second quarter fiscal 2005 was $5.7 million, down $3.3 million or 37 percent compared to $9.0 million in the same quarter in fiscal 2004. The Automotive segment gross profit was $2.1 million, down $0.5 million or 20 percent during the second quarter fiscal 2005 compared to $2.6 million in the same quarter in fiscal 2004. The Consumer Products segment gross profit was $3.8 million, down $0.3 million or 7 percent during the second quarter fiscal 2005 compared to $4.1 million in the same quarter in fiscal 2004. International segment gross profit (loss) was ($0.2) million, down $2.1 million or 111 percent during the second quarter fiscal 2005 compared to $1.9 million the same quarter in fiscal 2004.

         Gross profit for the first six months of fiscal 2005 was $12.1 million, down $4.2 million or 26 percent compared to $16.3 million in the same period in fiscal 2004. The

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

Warrantech Corporation                                             Nov. 17, 2004
Second Quarter 2005 Financial Results


Automotive segment gross profit was $3.9 million, down $0.2 million or 6 percent during the first six months of fiscal 2005 compared to $4.1 million in the same period in fiscal 2004. The Consumer Products segment gross profit was $7.1 million, down $0.8 million or 10 percent during the first six months of fiscal 2005 compared to $7.9 million in the same period in fiscal 2004. International segment gross profit was $1.0 million, down $2.0 million or 67 percent during the first six months of fiscal 2005 compared to $3.0 million the same period in fiscal 2004.

Service, Selling, General and Administrative (SG&A)
---------------------------------------------------

         SG&A expenses for the second quarter of fiscal 2005 were $6.7 million, down $1.1 million or 14 percent from $7.8 million in the second quarter fiscal of 2004. For the first six months of fiscal 2005, SG&A expenses were $13.6 million, down $1.5 million or 10 percent compared to $15.1 million in the same period in fiscal 2004. Lower employee costs were the primary reason for lower SG&A expenses during the second quarter and six month periods in fiscal 2005. Employee salary costs were lower at $4.0 million in the second quarter fiscal 2005, down $ .2 million or 4 percent compared to $4.6 million in the same quarter in fiscal 2004. For the first six months of fiscal 2005, employee costs were $ 8.3 million, down $ .7 million or 8 percent compared to $9.0 million in the same period in fiscal 2004.

Income from Operations
----------------------

         For the second quarter fiscal 2005, Warrantech had a loss from operations of

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

Warrantech Corporation                                             Nov. 17, 2004
Second Quarter 2005 Financial Results


$1.8 million compared to an operating income of $0.2 million in the same period last year. For the first six months of fiscal 2005, the company has a loss from operations of $3.2 million compared to an operating loss of $0.9 million for the same period in fiscal 2004. The change in income from operations was primarily due the lower volumes in the Automotive segment and to higher levels of revenue, which must be deferred to future periods.

About Warrantech:

Warrantech Corporation administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, jewelry, musical instruments, consumer electronics, homes, computer and computer peripherals for retailers, distributors and manufacturers. The company continues to expand its domestic and global penetration, and now provides its services in the United States, Canada, Puerto Rico and Latin America. For additional information on Warrantech, access http://www.warrantech.com/.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, the matters discussed in this release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the company's views and assumptions, based on information currently available to management. Such views and assumptions are based on, among other things, the company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to be correct.

         These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the company's products and services, (b) availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel, (c) changes in the terms or availability of insurance coverage for the company's programs, (d) regulatory or legal changes affecting the company's business, (e) loss of business from, or significant change in relationships with any major customer, (f) the ability to replace lost revenues in the company's automotive segment and to successfully identify and contract new business opportunities, both domestically and internationally, (g) the ability to secure necessary capital for general operating or expansion purposes, (h) the adverse outcomes of litigation, (i) the non-payment of notes due from an officer and two directors of the company in 2007 which would result in a charge against earnings in the period in which the event occurred, (j) the inability of any of the insurance companies which insure the service contracts marketed and administered by the company to pay the claims under the service contracts, (k) the termination of extended credit terms being provided by the company's current insurance company, (l) the development of facts and circumstances which could affect existing accounting policies, and (m) the illiquidity of the company's common stock (n) the ability to replace loss revenues in its Automotive segment. Should one or more of these or any other risks or uncertainties materialize or develop in a manner adverse to the company, or should the company's underlying assumptions prove incorrect, actual results of operations, cash flows or the company's financial condition may vary materially from those anticipated, estimated or expected and there could be a materially adverse effect on the company's business.

                                      # # #

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

Warrantech Corporation                                             Nov. 17, 2004
Second Quarter 2005 Financial Results


                                       WARRANTECH CORPORATION AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     (Unaudited)


                                                       For the Three Months Ended         For the Six Months Ended
                                                              September 30,                     September 30,
                                                      -----------------------------     -----------------------------
                                                          2004            2003*             2004            2003*
                                                      ------------     ------------     ------------     ------------

Gross revenues                                        $ 23,567,267     $ 41,416,828     $ 56,652,203     $ 80,586,985
  Revenues deferred to future periods                  (22,788,173)      (2,961,567)     (53,830,872)     (12,582,153)
  Deferred revenues earned                              24,037,996       (5,480,038)      45,947,250       (4,635,787)
Net (increase) decrease in deferred revenues             1,249,823       (8,441,605)      (7,883,622)     (17,217,940)
Net revenues                                            24,817,090       32,975,223       48,678,581       63,369,045

Direct costs                                            19,138,847       23,973,097       36,538,921       47,071,625
Gross Profit                                             5,678,243        9,002,126       12,139,660       16,297,420

Operating expenses
  Service, selling, and general and administrative       6,671,319        7,752,032       13,636,526       15,102,799
  Provision for bad debt expense                           111,278          165,000          242,557          260,000
  Depreciation and amortization                            722,187          892,893        1,450,676        1,820,973
Total costs and expenses                                 7,504,784        8,809,925       15,329,759       17,183,772

Income (loss) from operations                           (1,826,541)         192,201       (3,190,099)        (866,352)
Other income                                               328,589          515,663          507,230          719,985

Income (loss) before provision for income taxes         (1,497,952)         707,864       (2,682,869)        (166,367)
Provision (benefit) for income taxes                        96,086          179,722         (329,292)        (219,518)

Net income (loss)                                     ($ 1,594,038)    $    528,142     ($ 2,353,577)    $     53,151
                                                      ============     ============     ============     ============

Earnings (loss) per share:
  Basic                                               ($      0.10)    $       0.03     ($      0.15)    $       0.00
                                                      ============     ============     ============     ============
  Diluted                                             ($      0.10)    $       0.03     ($      0.15)    $       0.00
                                                      ============     ============     ============     ============

Weighted average number of shares outstanding:
  Basic                                                 15,389,412       15,352,718       15,394,020       15,319,117
                                                      ============     ============     ============     ============
  Diluted                                               15,389,412       16,178,600       15,394,020       16,153,599
                                                      ============     ============     ============     ============

----------

* Restated for comparability

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

Warrantech Corporation                                             Nov. 17, 2004
Second Quarter 2005 Financial Results


                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                     (Unaudited)
                                                    September 30,     March 31,
                                                        2004            2004
                                                    -------------   ------------

A S S E T S
------------

Current assets:
Cash and cash equivalents                           $  3,175,175    $  5,229,773
Investments in marketable securities                   1,086,937       1,370,731
Accounts receivable, (net of allowances of
  $437,696 and $233,667, respectively)                15,680,453      23,369,612
Other receivables - net                                8,623,970       7,322,289
Deferred income taxes                                  3,478,250       3,478,250
Employee receivables                                      41,822          70,908
Prepaid expenses and other current assets                558,759         728,265
                                                    ------------    ------------
      Total current assets                            32,645,366      41,569,828
                                                    ------------    ------------

Property and equipment, net                            4,845,105       5,746,851
                                                    ------------    ------------

Other assets:
Excess of cost over fair value of assets acquired
  (net of accumulated amortization of $5,825,405)      1,637,290       1,637,290
Deferred income taxes                                 19,576,871      18,879,171
Deferred direct costs                                196,031,302     186,513,417
Investments in marketable securities                   1,145,808       1,083,400
Restricted cash                                          800,000         825,000
Split dollar life insurance policies                     900,145         900,145
Other assets                                              37,060          29,448
                                                    ------------    ------------
      Total other assets                             220,128,476     209,867,871
                                                    ------------    ------------

            Total Assets                            $257,618,947    $257,184,550
                                                    ============    ============

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

Warrantech Corporation                                             Nov. 17, 2004
Second Quarter 2005 Financial Results


                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                         (Unaudited)
                                                                         September 30,       March 31,
                                                                             2004              2004
                                                                         -------------     -------------

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
---------------------------------------------------------

Current liabilities:
  Current maturities of long-term debt and capital lease obligations     $     573,520     $     664,406
  Insurance premiums payable                                                30,115,922        31,613,047
  Income taxes payable                                                          31,154            48,099
  Accounts and commissions payable                                           5,903,469         7,083,459
  Claims liability - Reliance                                                3,419,587         5,608,893
  Accrued expenses and other current liabilities                             4,602,556         3,776,199
                                                                         -------------     -------------
      Total current liabilities                                             44,646,208        48,794,103
                                                                         -------------     -------------

Deferred revenues                                                          236,725,838       228,955,971
Claims liability - Reliance                                                  3,224,620         3,882,685
Long-term debt and capital lease obligations                                   938,699           980,903
Deferred rent payable                                                          433,075           369,839
                                                                         -------------     -------------
      Total liabilities                                                    285,968,440       282,983,501
                                                                         -------------     -------------

Commitments and contingencies                                                       --                --

Stockholders' equity (Capital Deficiency):
  Preferred stock - $.0007 par value authorized - 15,000,000
    Shares issued - none at September 30, 2004 and March 31, 2004                   --                --
  Common stock - $.007 par value authorized - 30,000,000                       116,106           116,106
    Shares issued - 16,586,283 shares at September 30, 2004 and
    March 31,2004
  Additional paid-in capital                                                23,800,228        23,800,228
  Loans to directors and officers                                          (10,890,157)      (10,747,470)
  Accumulated other comprehensive income, net of taxes                          96,855           150,801
  Retained earnings (deficit)                                              (37,284,636)      (34,931,059)
                                                                         -------------     -------------
                                                                           (24,161,604)      (21,611,394)
  Treasury stock - at cost, 1,187,606 shares at September 30, 2004
    and March 31, 2004                                                      (4,187,889)       (4,187,557)
                                                                         -------------     -------------
      Total Stockholders' Equity (Capital Deficiency)                      (28,349,493)      (25,798,951)
                                                                         -------------     -------------

      Total Liabilities and Stockholders' Equity (Capital Deficiency)    $ 257,618,947     $ 257,184,550
                                                                         =============     =============

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